  Exhibit 99.1

November 12, 2010

Dear Financial Advisor,

Over the last 25 years, ICON Capital Corp. has evolved into a leading alternative asset manager and a premier provider of hard asset investment products to the individual investor.  At the foundation of ICON’s business is the belief that our clients’ investment objectives and service needs are of paramount importance.  Our commitment to these core beliefs is why we write to you today.

In order for ICON to continue providing you and your clients with superior client service, we are pleased to announce that ICON has contracted with DST Systems, an industry leading technology, investor and information processing services provider.

What does this change mean for you?

By the end of Q4 of 2010, ICON will convert all client reporting to DST Systems.  This conversion will allow you to access your client’s account information through the DST Vision, which affords you access to:

•           Consolidated customer portfolio management

•           Transaction processing

•           New account processing

Additionally, distributions to investors are currently paid on the 1st business day of each month.  Once the conversion to DST Systems is complete, distributions will be paid by the 3rd business day of each month.  Distributions via direct deposit will be processed by the 2nd business day of each month. You or your investor may elect to receive distributions via direct deposit by contacting the ICON Investor Relations Department at 800.343.3736 or by downloading the form from the Investor Relations section of our website at www.iconcapital.com.

Lastly, we’ve included a copy of the notification letter that will be sent to investors on November 15, 2010 below. Should you have additional questions regarding the conversion, please contact the ICON National Sales Desk at 800.435.5697.  We are confident you will find this conversion to DST Systems demonstrates our commitment to providing you world-class client service.

Sincerely,

Douglas Crossman
President, ICON Securities Corp.

November 15, 2010

Dear Investor,

Over the last 25 years, ICON Capital Corp. has evolved into a leading alternative asset manager and a premier provider of hard asset investment products to the individual investor.  At the foundation of ICON’s business is the belief that our clients’ investment objectives and service needs are of paramount importance.  Our commitment to these core beliefs is why we write to you today.

In order for ICON to continue providing you with superior client service, we are pleased to announce that ICON has contracted with DST Systems, an industry leading technology, investor and information processing services provider.

What does this change mean for you?

By the end of Q4 of 2010, ICON will convert all client reporting to DST Systems.  This conversion will allow you by the end of Q1 of 2011 to access your account information through the ICON Capital website, which affords you access to:

•           Account Snapshots

•           Distribution Confirmations

•           Schedule K-1’s

•           The option for electronic statement delivery only

•           Duplicate statement availability

Additionally, distributions are currently paid on the 1st business day of each month.  Once the conversion to DST Systems is complete, distributions will be paid by the 3rd business day of each month.  Distributions via direct deposit will be processed by the 2nd business day of each month. You may elect to receive your distributions via direct deposit by contacting the ICON Investor Relations Department at the number listed below or you can download the form by visiting the Investor Relations section of our website at www.iconcapital.com.

Should you have additional questions regarding the conversion, please contact the ICON Investor Relations Department at 800.343.3736.  We are confident you will find this conversion to DST Systems demonstrates our commitment to providing you world-class client service.

Sincerely,

Michael A. Reisner	Mark Gatto `
Co-President and Co-CEO	Co-President and Co-CEO